TYSON FOODS, INC.
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into as of ______________ (the “Grant Date”), by and between TYSON FOODS, INC., a Delaware corporation (the “Company”), and ________________ (the “Employee”) Personnel Number _________________.

Subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Agreement, the Company hereby awards as of the Grant Date to the Employee the restricted shares (“Restricted Shares”) described below (the “Restricted Stock Grant”) pursuant to the Tyson Foods, Inc. 2000 Stock Incentive Plan (the “Stock Plan”) in consideration of the Employee’s services to be rendered on behalf of the Company as contemplated by the terms of Employee’s most current Employment Agreement with the Company (the “Employment Agreement”).

A.	Grant Date: ______________, 200_

B.	Restricted Shares: _________ shares of the Company’s Class A common stock, par value $.10 per share (“Common Stock”).

C.
Vesting Schedule:  The Restricted Shares shall vest according to the Vesting Schedule attached hereto as Schedule 1.  The Restricted Shares which have become vested pursuant to the Vesting Schedule are herein referred to as the “Vested Restricted Shares.”

IN WITNESS WHEREOF, the Company has executed this Agreement as of the Grant Date set forth above.

TYSON FOODS, INC.:

By:
Title:

ADDITIONAL TERMS AND CONDITIONS OF
TYSON FOODS, INC.
RESTRICTED STOCK AGREEMENT

1.           Restricted Shares Held in Stock Plan Name.  The Restricted Shares shall be issued in the name of the Stock Plan and held for the account and benefit of the Employee.  The Committee (as defined in the Stock Plan) shall cause periodic statements of account to be delivered to the Employee, at such time or times as the Committee may determine in its sole discretion, showing the number of Restricted Shares held by the Stock Plan on behalf of the Employee.  Subject to other Additional Terms and Conditions, and the terms of the Employment Agreement, the Committee shall cause one or more certificates to be delivered to the Employee as soon as administratively practicable following the date that all or any portion of the Restricted Shares become Vested Restricted Shares.

2.           Condition to Delivery of Vested Restricted Shares.

(a)
If Employee makes a timely election pursuant to Section 83(b) of the Internal Revenue Code, as a condition to receiving the Vested Restricted Shares Employee must deliver to the Company, within thirty (30) days of making the election pursuant to said Section 83(b) as to all or any portion of the Restricted Shares, either cash or a certified check payable to the Company in the amount of all of the tax withholding obligations (whether federal, state or local), imposed on the Company by reason of the making of an election pursuant to said Section 83(b),

(b)
If the Employee does not make a timely election pursuant to Section 83(b) of the Internal Revenue Code as to all of the Restricted Shares, the Employee may notify the Company in writing, which notice must be received by the Company at least thirty (30) days prior to the date Restricted Shares become Vested Restricted Shares (or such later date as the Committee may permit), that the Employee wishes to pay in cash all of the tax withholding obligations (whether federal, state or local) imposed on the Company by reason of the vesting of some or all of the Restricted Shares.  As a condition to receiving the Vested Restricted Shares, Employee must deliver to the Company no later than three (3) business days of the vesting either cash or a certified check payable to the Company in the amount of all of the tax withholding obligations (whether federal, state or local) imposed on the Company by reason of the vesting of the Vested Restricted Shares to which the election applies.

(c)
If the Employee does not make a timely election pursuant to Section 83(b) of the Internal Revenue Code as provided in Section 2(a), or deliver a timely election to make a  supplemental payment with cash or by certified check for tax withholding obligations as provided in Section 2(b) as to all or a portion of the Vested Restricted Shares, Employee will be deemed to have elected to have the actual number of Vested Restricted Shares reduced by the smallest number of whole shares of Common Stock which, when multiplied by the fair market value of the Common Stock, as determined by the Committee, on the date of the vesting event is sufficient to satisfy the amount of the tax withholding obligations imposed on the Company by reason of the vesting of the such Vested Restricted Shares (the “Withholding Election”).  Employee understands and agrees that Employee’s acceptance of this Restricted Stock Grant will be deemed to be Employee’s election to make a Withholding Election pursuant to this Section 2 and such other consistent terms and conditions prescribed by the Committee.

(d)
The Committee reserves the right to give no effect to a Withholding Election in which case the Employee will remain obligated as a condition to receiving the Vested Restricted Shares to satisfy applicable tax withholding obligations with cash or by a certified check in the manner provided by the Committee.  If the Committee elects not to give effect to the Withholding Election, it shall provide the Employee with written notice reasonably in advance of the applicable vesting event.

3.           Rights as Stockholder.  Employee, or his permitted transferee under Section 4(d) below, shall have no rights as a stockholder with respect to the Restricted Shares until a stock certificate for the shares is issued in the name of the Stock Plan on the Employee’s behalf.  Once any such stock certificate is issued and during the period that the Stock Plan holds the Restricted Shares, Employee shall be entitled to all rights associated with the ownership of shares of Common Stock not so held, except as follows: (a) if additional shares of Common Stock become issuable to Employee with respect to Restricted Shares due to an event described in Section 6 below, any stock certificate representing such shares shall be issued in the name of the Stock Plan and delivered to the Committee or its representative and those shares of Common Stock shall be treated as additional Restricted Shares and shall be subject to forfeiture to the same extent as the shares of Restricted Shares to which they relate; (b) if cash dividends are paid on any shares of Common Stock subject to the terms of this Agreement, those dividends shall be reinvested in shares of Common Stock and any stock certificate representing such shares shall be issued in the name of the Stock Plan and delivered to the Committee or its representative and those shares of Common Stock shall be treated as additional Restricted Shares and shall be subject to forfeiture to the same extent as any other Restricted Shares; and (c) Employee shall have no rights inconsistent with the terms of this Agreement, such as the restrictions on transfer described in Section 4 below.  Employee shall be entitled to vote all Restricted Shares following issuance of the stock certificate representing those shares.

4.           Vesting, Forfeiture and Restrictions on Transfer of Restricted Shares.

(a)           Generally.  Those Restricted Shares which have become Vested Restricted Shares pursuant to the Vesting Schedule shall be considered as fully earned by the Employee, subject to the further provisions of this Section 4 and any provisions of the Employment Agreement, as applicable, and the Company shall deliver certificates to the Employee as soon as administratively practicable following the Vesting Date or other vesting event and the payment of any required taxes pursuant to the terms of Section 2.  Any Restricted Shares which do not become Vested Restricted Shares in accordance with the Vesting Schedule or the provisions of this Section 4 as of the Employee’s Termination of Employment (as defined in the Stock Plan) with the Company and/or its affiliates will be forfeited back to the Company.

(b)	Forfeitures upon Termination of Employment.

(i)
Termination by Employee.  Except as provided in Sections 4(b)(iii) and (iv), upon a Termination of Employment prior to the Vesting Date effected by the Employee for any reason all Restricted Shares shall be forfeited as of the effective date of such Termination of Employment.

(ii)
Termination by Company Other Than for Cause.  Upon a Termination of Employment prior to the Vesting Date effected by the Company for any reason other than Cause (as described in Section 4(b)(v)), upon the Employee’s execution of a Separation Agreement and General Release in favor of the Company after the date of termination the Employee shall become vested in the following number of Restricted Shares:

(A)	If less than one-third (1/3) of the period between the Grant Date and the Vesting Date shown on Schedule 1 has elapsed all the Restricted Shares will be forfeited;
(B)
If at least one-third (1/3) but less than two-thirds (2/3s) of the period between the Grant Date and the Vesting Date shown on Schedule 1 has elapsed the number of Restricted Shares that become Vested Restricted Shares pursuant to this Section 4(b)(ii)(B) shall be the number that bears the same relation to all Restricted Shares as (1) the number of full calendar months elapsed from the Grant Date to the last date of Employee’s employment bears to (2) the number of full calendar months between the Grant Date and the Vesting Date, and the remaining Restricted Shares shall be forfeited; and

(C)	If at least two-thirds (2/3s) of the period between the Grant Date and Vesting Date has elapsed, all of the Restricted Shares shall fully vest and become Vested Restricted Shares.
The Vested Restricted Shares shall be delivered within thirty (30) days from the date of the Employee’s execution of a Separation Agreement and General Release in favor of the Company.  Notwithstanding the foregoing provisions of this Section 4(b)(ii), if the Employee refuses to sign, or elects to revoke during any permitted revocation period, the Separation Agreement and General Release, then the vesting of any Restricted Shares pursuant to this Section 4(b)(ii) shall not occur and all Restricted Shares shall be forfeited.

(iii)           Retirement.  Upon the Employee’s voluntary Termination of Employment prior to the Vesting Date on or after attaining age 62, (A) if the last date of Employee’s employment is twelve (12) months or less from the Grant Date, all Restricted Shares shall be forfeited; or (B) if the last date of Employee’s employment is at least twelve (12) months and one day from the Grant Date, all of the Restricted Shares shall vest and become Vested Restricted Shares.  The Restricted Shares that vest in accordance with Clause (B) of this Section 4(b)(iii) shall become Vested Restricted Shares as of the last date of Employee’s employment ..  Vested Restricted Shares shall be delivered within thirty (30) days after the vesting event.

(iv)           Death or Disability.  Upon the Employee’s Termination of Employment prior to the Vesting Date due to death or disability, all of the Restricted Shares shall vest and become Vested Restricted Shares on the last date of Employee’s employment.  Vested Restricted Shares shall be delivered within thirty (30) days after the vesting event.

(v)
Termination by Company for Cause.  Upon a Termination of Employment prior to the Vesting Date effected by the Company for Cause (as defined in Employment Agreement), all Restricted Shares shall be forfeited as of the effective date of such termination of employment.

(c)           Certain Breaches of Employment Agreement. Notwithstanding anything to the contrary herein, if, at any time, the Company determines that the Employee has breached any of the terms, provisions and restrictions imposed upon Employee under the Employment Agreement, all of the Restricted Shares, including any Restricted Shares that have become Vested Restricted Shares, shall be forfeited.  Such forfeiture shall occur without limiting the Company’s other rights and remedies available under the Employment Agreement.

(d)
Restrictions on Transfer of Restricted Shares.  Employee shall effect no disposition of Restricted Shares prior to the date that an unrestricted certificate for Vested Restricted Shares in his name is delivered to him by the Committee; provided, however, that this provision shall not preclude a transfer by will or the laws of descent and distribution in the event of the death of the Employee.

(e)           Legends.  Employee agrees that the Company may endorse any certificates for Restricted Shares or Vested Restricted Shares with such legends to reflect the restrictions provided for herein or otherwise required by applicable federal or state securities laws.  The Company need not register a transfer of the Restricted Shares and may also instruct its transfer agent not to register the transfer of the Restricted Shares unless the conditions specified in any legends are satisfied.

5.           Removal of Legend and Transfer Restrictions.  Any restrictive legends and any related stop transfer instructions may be removed at the direction of the Committee and the Company shall issue necessary replacement certificates without that portion of the legend to the Employee as of the date that the Committee determines that such legend(s) and/or instructions are no longer applicable.

6.           Change in Capitalization.

(a)
The number and kind of Restricted Shares shall be proportionately adjusted to reflect a merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%)) or other change in the capital structure of the Company in accordance with the terms of the Stock Plan. All adjustments made by the Committee under this Section shall be final, binding, and conclusive upon all parties.

(b)
The existence of the Stock Plan and the Restricted Stock Grant shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

7.           Governing Laws.  This Agreement shall be construed, administered and enforced according to the laws of the State of Delaware.

8.           Successors.  This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

9.           Notice.  Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

10.           Severability.  In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

11.           Entire Agreement.  Subject to the terms and conditions of the Stock Plan, and the applicable provisions of the Employment Agreement, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter.  In the event of any conflict between the provisions of the Stock Plan and the terms of this Agreement, the provisions of the Stock Plan will control.  The Restricted Stock Grant has been made pursuant to the Stock Plan and an administrative record is maintained by the Committee indicating under which plan the Restricted Stock Grant is authorized.

12.           Violation.  Any disposition of the Restricted Shares or any portion thereof shall be a violation of the terms of this Agreement and shall be void and without effect.

13.           Headings.  Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

14.           Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

15.           No Right to Continued Retention.  Neither the establishment of the Stock Plan nor the award of Restricted Shares hereunder shall be construed as giving Employee the right to a continued service relationship with the Company or an affiliate.

16.           Definitions.  Any terms which are capitalized herein but not defined herein shall have the meaning set forth in the Stock Plan.

SCHEDULE 1
TO TYSON FOODS, INC.
RESTRICTED STOCK GRANT

Vesting Schedule

A.
Provided that the Employee continues to be employed by the Company or any affiliate on the applicable Vesting Date described in this Part A, the Restricted Shares shall become Vested Restricted Shares as follows:

Percentage of Shares
Which are Vested Restricted Shares                                                                              Vesting Date

100%                                               ___________________

Notwithstanding the foregoing, the events described in Sections 4(b)(ii), (iii) and (iv) of the Additional Terms and Conditions to the Agreement, and the change of control provisions of the Employment Agreement, provide for accelerated vesting of all or a portion of the Restricted Shares to the extent and in the manner described by such provisions.  Except as otherwise provided in Sections 4(b)(ii), (iii) or (iv) of the Additional Terms and Conditions to the Agreement, and the change of control provisions of the Employment Agreement, all Restricted Shares shall be forfeited if the Employee experiences a Termination of Employment prior to the Vesting Date.

B.	The provisions of this Vesting Schedule are subject to, and limited by, all applicable provisions of the Agreement